EXHIBIT 99.1

HEALTH EXPRESS COMPLETES TRANSITION TO FRANCHISE-OWNED RESTAURANTS

DEERFIELD BEACH, Fla. - PRNewswire-FirstCall - Dec. 2

DEERFIELD BEACH, Fla., Dec. 2 /PRNewswire-FirstCall/ -- Health Express USA (BULLETIN BOARD: HEXS), announced today that it has closed its only Company-owned restaurant location, thereby completing its previously announced plan to only have franchise-owned restaurants. The closing of the only Company-owned location will reduce overall overhead and employee costs.

Safe Harbor

Information in this press release, including any information incorporated by reference herein, includes "forward-looking statements" within the meaning of
Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and is subject to the safe harbor created by such sections. The Company's actual results may differ significantly from the results discussed in such forward-looking statements. Readers are cautioned that forward-looking statements are not guarantees of future performance, and those actual results may differ materially from those suggested or projected in the forward-looking statements.

Health Express USA, Inc.

Web site: http://www.hexs.com/